DEED OF LEASE

FOURTH EDITION 2002 (2)

DEED made the 6th day of November 2007

LANDLORD BENDON PROPERTIES LIMITED

TENANT BENDON LIMITED

GUARANTOR

THE LANDLORD leases to the Tenant and the Tenant takes on lease the premises and the carparks (if any) described in the First Schedule together with the right to use:

a) The Landlord's fixtures and fittings contained in the premises.

b) The common areas of the property.

FOR the term from the commencement date and at the annual rent (subject to review if applicable) as set out in the First Schedule.

THE LANDLORD AND THE TENANT covenant as set out in the Second Schedule and Third Schedule

THE GUARANTOR covenants with the Landlord as set out in the ~~Third~~ Fourth Schedule.

SIGNED by the Landlord *

in the presence of:

Witness Signature

Witness Name

Witness Occupation

Witness Address

Signature of Landlord

Bruce James McEwen

Print Full Name
(For a Company Specify Description
Director/~~Attorney/Authorised Signatory~~)

Signature of Landlord

Geoffrey David Brooks

Print Full Name
(For a Company Specify Description
Director/~~Attorney/Authorised Signatory~~)

* If appropriate, add:

"by its director(s)" OR "by its duly appointed attorney"

Note: This document must be executed by a company according to its Constitution. If two directors sign, no witnessing is necessary. If only one director or a director and secretary or authorised signatory(ies) or attorney sign, signatures must be witnessed.

Ref Code: PRP Airport/Bendon

SIGNED by the Tenant *
in the presence of:

Witness Signature

Witness Name

Witness Occupation

Witness Address

PAUL ELLIOTT
Signature of Tenant

Print Full Name
(For a Company Specify Description
Director/~~Attorney/Authorised Signatory~~)

SHIRLEY GAIL HOOPER
Signature of Tenant

Print Full Name
(For a Company Specify Description
Director/Attorney/Authorised Signatory)



SIGNED by the Guarantor *
in the presence of:

Witness Signature

Witness Name

Witness Occupation

Witness Address

Signature of Guarantor

Print Full Name
(For a Company Specify Description
Director/Attorney/Authorised Signatory)

Signature of Guarantor

Print Full Name
(For a Company Specify Description
Director/Attorney/Authorised Signatory)

* If appropriate, add:

"by its director(s)" OR "by its duly appointed attorney"

Note: This document must be executed by a company according to its Constitution. If two directors sign, no witnessing is necessary. If only one director or a director and secretary or authorised signatory(ies) or attorney sign, signatures must be witnessed.

FIRST SCHEDULE

PREMISES: Office building and warehouse building, Airpark Business Centre, 8 Airpark Drive, Auckland (comprised in certificate of title 120946), as shown on the attached plan

CARPARKS: 162 carparks (including 5 disabled) as shown on the attached plan

TERM: 8 years 6 months

COMMENCEMENT DATE: 1 October 2007

RIGHTS OF RENEWAL: 2 further terms of 6 years

RENEWAL DATES: 1 April 2016, 1 April 2022

FINAL EXPIRY DATE: 31 March 2028

ANNUAL RENT:
(Subject to review if applicable)

~~Premises $ plus GST~~
~~Carparks $ plus GST~~

Base rent (as per attached schedule) $1,612,928.00 plus GST

TOTAL $ 1,646,833.20 plus GST

MONTHLY RENT: $ 137,236.10 plus GST

RENT PAYMENT DATES: The 1st day of each month commencing on the 1st day of October 2007

RENT REVIEW DATES:
(Delete where appropriate: if neither option is deleted, then option (a) applies)

~~(a) Each renewal date;~~

OR

(b) *(Insert dates):* 1 April 2010 and every second anniversary of 1 April 2010 during the term of the lease and any renewed term

PROPORTION OF OUTGOINGS: (clause 3.1) 100 %

DEFAULT INTEREST RATE: (clause 5.1) 10 % per annum

IMPROVEMENTS RENT PERCENTAGE: (clause 21.2) 12 %

BUSINESS USE: (clause 16.1) Offices, workroom, storage, warehousing of apparel and associated carparking

LANDLORD'S INSURANCE: (clause 23.1)

(Delete where appropriate: if neither option is deleted, then option (a) applies)

(a) Full replacement and reinstatement (including loss damage or destruction of windows and other glass);

OR

~~(b) Indemnity to full insurable value (including loss damage or destruction of windows and other glass).~~

RENT

The annual rental is $1, 646,833.20 (plus GST) comprised as follows:

Schedule of Building Areas	Gross lettable area (sqm)	$psm/pw	Total $pa
Head office	2,167.80	$250.00	$541,950.00
Office storage	61.10	$150.00	$9,165.00
Sample making (within office)	240.20	$255.00	$61251.00
Office courtyard	118.30	$100.00	$11,830.00
Office carparks	118.00	$12.50	$76,700.00
Total office rental			**$700,896.00**
High stud warehouse (including pump room)	3,818.90	$110.00	$420,079.00
Warehouse under mezzanine	1,757.10	$85.00	$149,353.50
Mezzanine	1,757.10	$70.00	$122,997.00
Drive through warehouse	1,345.20	$95.00	$127,794.00
Warehouse offices and amenities	405.70	$205.00	$83,168.50
Warehouse courtyard	34.40	$100.00	$3,440.00
Carparks	44.00	$0.00	$0.00
Additional asphalt area (provision for additional 20 carparks)	1.00	$5,200.00	$5,200.00
Total warehouse rental			**$912,032.00**
Total base building rental			**$1,612,928.00**
Fitout rental			**$33,905.20**
Total rental			**$1,646,833.20**

Each of the above figures are exclusive of GST.

OUTGOINGS
(clause 3)

1. Rates or levies payable to any local or territorial authority.
2. Charges for water gas electricity telephones and other utilities or services, including line charges.
3. Rubbish collection charges.
4. New Zealand Fire Service charges and the maintenance charges in respect of all fire detection and fire fighting equipment.
5. Insurance premiums and related valuation fees and any insurance excess in respect of a claim but not exceeding $500 (clause 23).
6. Service contract charges for air conditioning, lifts, other building services and security services.
7. Cleaning maintenance and repair charges including charges for repainting, decorative repairs and the maintenance and repair of building services to the extent that such charges do not comprise part of the cost of a service maintenance contract, but excluding charges for structural repairs to the building (minor repairs to the roof of the building shall not be a structural repair).
8. The provisioning of toilets and other shared facilities.
9. The cost of ground maintenance i.e. lawns, gardens and planted areas including plant hire and replacement, and the cost of repair of fences.
10. Yard and car parking area maintenance and repair charges but excluding charges for structural repairs to any car parking area of the building.
11. Body Corporate charges for insurance premiums and related valuation fees and management administration expenses.
12. Management expenses.
13. The costs incurred and payable by the Landlord in supplying to the territorial authority a building warrant of fitness and obtaining reports as required by Section 45 of the Building Act 1991.

SECOND SCHEDULE

TENANT'S PAYMENTS

Rent

1.1 THE Tenant shall pay the annual rent by equal monthly payments in advance (or as varied pursuant to any rent review) on the rent payment dates. The first monthly payment (together with rent calculated on a daily basis for any period from the commencement date of the term to the first rent payment date) shall be payable on the first rent payment date. All rent shall be paid without any deductions or set-off by direct payment to the Landlord or as the Landlord may direct.

Rent Review

2.1A (See Third Schedule)

2.1 The current market rent ~~THE annual rent payable as from each rent review date~~ shall be determined as follows:

(a) Either party may not earlier than 3 months prior to a rent review date and not later than the next rent review date give written notice to the other party specifying the annual rent proposed as the current market rent as at the relevant rent review date.

(b) If the party receiving the notice ("the Recipient") gives written notice to the party giving the notice ("the Initiator") within 1 month after service of the Initiator's notice disputing the annual rent proposed and specifying the annual rent proposed by the Recipient as the current market rent, then the new rent shall be determined in accordance with clause 2.2.

(c) If the Recipient fails to give such notice (time being of the essence) the Recipient shall be deemed to have accepted the annual rent specified in the Initiator's notice and the extension of time for commencing arbitration proceedings contained in the Arbitration Act 1996 shall not apply.

(d) Notwithstanding any other provision of this clause, the annual rent payable as from the relevant rent review date shall not be less than the annual rent payable as at the commencement date of the then current lease term.

(e) The annual rent agreed, determined or imposed pursuant to this clause shall be the annual rent payable as from the relevant rent review date, or the date of service of the Initiator's notice if such notice is served later than 3 months after the relevant rent review date but subject to clause 2.3 and 2.4.

(f) The rent review at the option of either party may be recorded in a Deed.

Rent Determinations

2.2 IMMEDIATELY following service of the Recipient's notice on the Initiator, the parties shall endeavour to agree upon the current market rent, but if agreement is not reached within 14 days then the new rent may be determined either:

(a) By one party giving written notice to the other requiring the new rent to be determined by arbitration; or

(b) If the parties so agree by registered valuers acting as experts and not as arbitrators as follows:

(1) Each party shall appoint a valuer and give written notice of the appointment to the other party within 14 days of the parties agreeing to so determine the new rent;

(2) If the party receiving a notice fails to appoint a valuer within the 14 day period then the valuer appointed by the other party shall determine the new rent and such determination shall be binding on both parties;

(3) The valuers appointed before commencing their determination shall appoint a third expert who need not be a registered valuer;

(4) The valuers appointed by the parties shall determine the current market rent of the premises but if they fail to agree then the rent shall be determined by the third expert;

(5) Each party shall be given the opportunity to make written or oral representations subject to such reasonable time and other limits as the valuers or the third expert may prescribe and they shall have regard to any such representations but not be bound thereby.

When the new rent has been determined the person or persons determining the same shall give written notice thereof to the parties. The notice shall provide as to how the costs of the determination shall be borne and such provision shall be binding on the parties.

Interim Rent

2.3 **PENDING** determination of the new rent, the Tenant shall from the relevant rent review date, or the date of service of the Initiator's notice if such notice is served later than 3 months after the relevant rent review date, until the determination of the new rent pay an interim rent as follows:

(a) If both parties supply a registered valuer's certificate substantiating the new rents proposed, the interim rent payable shall be half way between the new rents proposed by the parties; or

(b) If only one party supplies a registered valuer's certificate, the interim rent payable shall be the rent substantiated by the certificate; or

(c) If no registered valuer's certificates are supplied, the interim rent payable shall be the rent payable immediately prior to the relevant rent review date:

but in no circumstances shall the interim rent be less than the rent payable as at the commencement date of the then current lease term.

The interim rent payable shall be determined as at the relevant rent review date, or the date of service of the Initiator's notice if such notice is served later than 3 months after the relevant rent review date and, subject to clause 2.4, shall not be subject to adjustment.

2.4 **UPON** determination of the new rent, any overpayment shall be applied in payment of the next month's rent and any amount then remaining shall immediately be refunded to the Tenant. Any shortfall in payment shall immediately be payable by the Tenant.

Outgoings

3.1 **THE** Tenant shall pay the outgoings properly and reasonably incurred in respect of the property which are specified in the First Schedule. Where any outgoing is not separately assessed or levied in respect of the premises then the Tenant shall pay such proportion thereof as is specified in the First Schedule or if no proportion is specified then such fair proportion as shall be agreed or failing agreement determined by arbitration.

3.2 **THE** Landlord may vary the proportion of any outgoing payable to ensure that the tenant pays a fair proportion of the outgoing.

3.3 **IF** any outgoing is rendered necessary by another tenant of the property or that tenant's employees, contractors or invitees causing damage to the property or by another tenant failing to comply with that tenant's leasing obligations, then such outgoing shall not be payable by the Tenant.

3.4 **THE** outgoings shall be apportioned between the Landlord and the Tenant in respect of periods current at the commencement and termination of the term.

3.5 **THE** outgoings shall be payable on demand or if required by the Landlord by monthly instalments on each rent payment date of such reasonable amount as the Landlord shall determine calculated on an annual basis. Where any outgoing has not been taken into account in determining the monthly instalments it shall be payable on demand.

3.6 **AFTER** the 31st March in each year of the term or such other date in each year as the Landlord may specify, and after the end of the term, the Landlord shall supply to the Tenant reasonable details of the actual outgoings for the year or period then ended. Any over payment shall be credited or refunded to the Tenant and any deficiency shall be payable to the Landlord on demand.

3.7 **THE** Tenant's liability to pay outgoings during the term shall subsist notwithstanding the end or earlier termination of the term.

3.8 **SUBJECT** to clauses 8.1, 16.2 and 21.1 the Tenant shall be liable to pay only those outgoings specified in the First Schedule.

3.9 **ANY** profit derived by the Landlord and if a company by its shareholders either directly or indirectly from the management of the property shall not comprise part of the management expenses payable as an outgoing.

Goods and Services Tax

4.1 **THE** Tenant shall pay to the Landlord or as the Landlord shall direct the Goods and Services Tax payable by the Landlord in respect of the rental and other payments payable by the Tenant hereunder. The tax in respect of the rental shall be payable on each occasion when any rental payment falls due for payment and in respect of any other payment shall be payable upon demand.

4.2 **IF** the Tenant shall make default in payment of the rental or other moneys payable hereunder and the Landlord becomes liable to pay additional Goods and Services Tax then the Tenant shall on demand pay to the Landlord the additional tax.

Interest on Unpaid Money

5.1 **IF** the Tenant defaults in payment of the rent or other moneys payable hereunder for 14 days then the Tenant shall pay on demand interest at the default interest rate on the moneys unpaid from the due date for payment to the date of payment.

Costs

6.1 **THE** Tenant shall pay the Landlord's solicitors reasonable costs of and incidental to the preparation of this lease and any variation or renewal or any Deed recording a rent review, and the Landlord's legal costs (as between solicitor and client) of and incidental to the enforcement or attempted enforcement of the Landlord's rights remedies and powers under this lease.

LANDLORD'S PAYMENTS

Outgoings

7.1 **SUBJECT** to the Tenant's compliance with the provisions of clause 3 the Landlord shall pay all outgoings in respect of the property not payable by the Tenant direct. The Landlord shall be under no obligation to minimise any liability by paying any outgoing or tax prior to receiving payment from the Tenant.

MAINTENANCE AND CARE OF PREMISES

Tenant's Obligations

8.1 **THE** Tenant shall (subject to any maintenance covenant by the Landlord) be responsible to:

(a) **Maintain the premises**
In a proper and workmanlike manner and to the reasonable requirements of the Landlord keep and maintain the interior of the premises including the Landlord's fixtures and fittings in the same clean order repair and condition as they were in at the commencement of this lease and will at the end or earlier determination of the term quietly yield up the same in the like clean order repair and condition. In each case the Tenant shall not be liable for fair wear and tear arising from reasonable use or damage by fire earthquake flood storm act of God inevitable accident or any risk against which the Landlord is insured unless the insurance moneys are rendered irrecoverable in consequence of any act or default of the Tenant or those for whom the Tenant is responsible;

(b) **Breakages and Damage**
Pay for the repair of all glass breakages and breakage or damage to all doors windows light fittings and power points of the premises and shall keep that portion of the electrical system of the premises from the switchboard to all power outlets in good operating condition;

(c) **Painting**
Paint and decorate those parts of the interior of the premises which have previously been painted and decorated when the same reasonably require repainting and redecoration to a specification as approved by the Landlord;

(d) **Floor coverings**
Keep all floor coverings in the premises clean and replace all floor coverings worn or damaged other than by fair wear and tear with floor coverings of a similar quality when reasonably required by the Landlord; and

(e) **Damage or Loss**
Make good any damage to the property or loss caused by improper careless or abnormal use by the Tenant or those for whom the Tenant is responsible, to the Landlord's reasonable requirements.

8.2 **WHERE** the Tenant is leasing all of the property, the Tenant shall:

(a) **Maintain yards and fences**
Keep and maintain any surfaced areas and all fences in good order and repair;

(b) **Care of grounds**
Keep any grounds yards and surfaced areas in a tidy condition and maintain any garden or lawn areas in a tidy and cared for condition;

(c) **Water and drainage**
Keep and maintain the storm or waste water drainage system including downpipes and guttering clear and unobstructed; and

(d) **Other works**
Carry out such works to the property as the Landlord may require in respect of which outgoings are payable by the Tenant.

8.3 **THE** Tenant shall not be liable for the maintenance or repair of any building service the subject of a service maintenance contract but this clause shall not release the Tenant from any obligation to pay for the cost of any such contract or charges in respect of any such maintenance or repair.

8.4 **NOTWITHSTANDING** any other provision of this lease, the Tenant shall not be liable to repair any inherent defect in the premises or the Landlord's fixtures and fittings nor to pay any outgoings incurred by the Landlord in remedying any inherent defect.

8.5 **IF** the Landlord shall give the Tenant written notice of any failure on the part of the Tenant to comply with any of the requirements of clause 8.1 or 8.2 the Tenant shall with all reasonable speed so comply.

Toilets

9.1 **THE** toilets sinks and drains shall be used for their designed purposes only and no substance or matter shall be deposited in them which could damage or block them.

Rubbish Removal

10.1 **THE** Tenant shall regularly cause all of the Tenant's rubbish and garbage to be removed from the premises and will keep the Tenant's rubbish bins or containers in a tidy condition. The Tenant will also at the Tenant's own expense cause to be removed all trade waste boxes and other goods or rubbish not removable in the ordinary course by the local authority.

Landlord's Maintenance

11.1 **THE** Landlord shall keep and maintain the building, all building services, the Landlord's fixtures and fittings, and the car parks in good order and repair but the Landlord shall not be liable for any:

(a) Repair or maintenance which the Tenant is responsible to undertake; or

(b) Want of repair or defect in respect of building services, so long as the Landlord is maintaining a service maintenance contract covering the work to be done, or where the building services have not been supplied by the Landlord; or

(c) Repair or maintenance which is not reasonably necessary for the Tenant's use and enjoyment of the premises and the car parks; or

(d) Loss suffered by the Tenant arising from any want of repair or defect unless the Landlord shall have received notice in writing thereof from the Tenant and shall not within a reasonable time thereafter have taken appropriate steps to remedy the same.

11.2 **THE** Landlord shall keep and maintain service maintenance contracts for lifts, air-conditioning and at the Landlord's option any other building services supplied by the Landlord unless it is the obligation of the Tenant to maintain such contracts.

11.3 **THE** Tenant shall be liable to reimburse the Landlord for the cost of any such repair, maintenance or service contract if it is an outgoing specified in the First Schedule.

Notification of Defects

12.1 THE Tenant shall give to the Landlord prompt notice of any accident to or defect in the premises of which the Tenant may be aware and in particular in relation to any pipes or fittings used in connection with the water electrical gas or drainage services.

Landlord's Right of Inspection

13.1 THE Landlord and the Landlord's employees contractors and invitees may at all reasonable times enter upon the premises to view their condition.

Landlord may Repair

14.1 IF default shall be made by the Tenant in the due and punctual compliance with any repair notice given by the Landlord pursuant to this lease, or if any repairs for which the Tenant is responsible require to be undertaken as a matter of urgency then without prejudice to the Landlord's other rights and remedies expressed or implied the Landlord may by the Landlord's employees and contractors with all necessary equipment and material at all reasonable times enter upon the premises to execute such works. Any moneys expended by the Landlord in executing such works shall be payable by the Tenant to the Landlord upon demand together with interest thereon at the default interest rate from the date of expenditure to the date of payment.

Access for Repairs

15.1 THE Tenant shall permit the Landlord and the Landlord's employees and contractors at all reasonable times to enter the premises to carry out repairs to the premises or adjacent premises and to install inspect repair renew or replace any services where the same are not the responsibility of the Tenant all such repairs inspections and work to be carried out with the least possible inconvenience to the Tenant.

USE OF PREMISES

Business Use

16.1 THE Tenant shall not without the prior written consent of the Landlord use or permit the whole or any part of the premises to be used for any use other than the business use. The Landlord's consent shall not be unreasonably or arbitrarily withheld in respect of any proposed use:

(a) not in substantial competition with the business of any other occupant of the property which might be affected by the use;

(b) reasonably suitable for the premises; and

(c) complying with the requirements of the Resource Management Act 1991, or any other statutory provisions relating to resource management.

If any change in use renders any increased or extra premium payable in respect of any policy or policies of insurance on the premises the Landlord as a condition of granting consent may require the Tenant to pay the increased or extra premium.

16.2 IF any change in use requires compliance with Section 46 of the Building Act 1991 the Landlord, as a condition of granting consent, may require the Tenant to comply with Section 46 of the Act and to pay all compliance costs.

16.3 IF the premises are a retail shop the Tenant shall keep the premises open for business during usual trading hours and fully stocked with appropriate merchandise for the efficient conduct of the Tenant's business.

Lease of Premises and Carparks Only

17.1 THE tenancy shall relate only to the premises and the car parks (if any) and the Landlord shall at all times be entitled to use occupy and deal with the remainder of the property without reference to the Tenant and the Tenant shall have no rights in relation thereto other than the rights of use herein provided.

Neglect of Other Tenant

18.1 THE Landlord shall not be responsible to the Tenant for any act or default or neglect of any other tenant of the property.

Signage

19.1 **THE** Tenant shall not affix paint or exhibit or permit to be affixed painted or exhibited any name sign name-plate signboard or advertisement of any description on or to the exterior of the building or the appurtenances thereof without the prior approval in writing of the Landlord but such approval shall not be unreasonably or arbitrarily withheld in respect of signage describing the Tenant's business. If approved the signage shall be secured in a substantial and proper manner so as not to cause any damage to the building or any person and the Tenant shall at the end or sooner determination of the term remove the signage and make good any damage occasioned thereby.

19.2 **(See Third Schedule)**

Additions and Alterations

20.1 **THE** Tenant shall neither make nor allow to be made any alterations or additions to any part of the premises or alter the external appearance of the building without first producing to the Landlord on every occasion plans and specifications and obtaining the written consent of the Landlord (not to be unreasonably or arbitrarily withheld) for that purpose. If the Landlord shall authorise any alterations or additions the Tenant will at the Tenant's own expense if required by the Landlord at the end or earlier termination of the term reinstate the premises. If the Tenant fails to reinstate then any costs incurred by the Landlord in reinstating the premises whether in whole or in part, within 6 months of the end or earlier termination of the term shall be recoverable from the Tenant.

20.2 **THE** Tenant, when undertaking any "building work" to the premises (as that term is defined in the Building Act 1991), shall comply with all statutory requirements including the obtaining of building consents and code compliance certificates pursuant to that Act.

Compliance with Statutes and Regulations

21.1 **THE** Tenant shall comply with the provisions of all statutes, ordinances, regulations and by-laws relating to the use of the premises by the Tenant or other occupant and will also comply with the provisions of all licences, requisitions and notices issued by any competent authority in respect of the premises or their use by the Tenant or other occupant **PROVIDED THAT**:

(a) The Tenant shall not be required to make any structural repairs alterations or additions nor to replace or install any plant or equipment except where required by reason of the particular nature of the business carried on by the Tenant or other occupant of the premises or the number or sex of persons employed on the premises; and

(b) The Tenant shall not be liable to discharge the Landlord's obligations as owner under the Building Act 1991 unless any particular obligation is the responsibility of the Tenant as an occupier of the premises.

21.2 If the Landlord is obliged by any such legislation or requirement to expend moneys on any improvement addition or alteration to the property then the Landlord shall be entitled to charge up to the next rent review date in addition to the rent an annual sum equal to the Improvements Rent Percentage of the amount so expended by the Landlord and the monthly payments of rent shall increase accordingly from the first day of the month in which such improvement addition or alteration is completed. If the Landlord would be obliged to expend an unreasonable amount then the Landlord may determine this lease and any dispute as to whether or not the amount is unreasonable shall be determined by arbitration. In the case of a multi tenancy building, the annual sum payable shall be assessed in respect of a fair proportion of the amount so expended.

No Noxious Use

22.1 **THE** Tenant shall not:

(a) bring upon or store within the premises nor allow to be brought upon or stored within the premises any machinery goods or things of an offensive noxious illegal or dangerous nature, or of such weight size or shape as is likely to cause damage to the building or any surfaced area;

(b) contaminate the property and shall undertake all works necessary to remove any contamination of the property other than contamination not caused by the Tenant or which took place prior to the commencement date of the lease term. Contamination means any change to the physical chemical or biological condition of the property by a "contaminant" as that word is defined in the Resource Management Act 1991;

(c) use the premises or allow them to be used for any noisome noxious illegal or offensive trade or business; or

(d) allow any act or thing to be done which may be or grow to be a nuisance disturbance or annoyance to the Landlord, other tenants of the property, or any other person, and generally the Tenant shall conduct the Tenant's business upon the premises in a clean quiet and orderly manner free from damage nuisance disturbance or annoyance to any such persons but the carrying on by the Tenant in a reasonable manner of the business use or any use to which the Landlord has consented shall be deemed not to be a breach of this clause.

INSURANCE

Landlord shall insure

23.1 **THE** Landlord shall at all times during the term keep and maintain any buildings on the property insured under a policy of the type shown in the First Schedule against loss damage or destruction by fire and such other risks as the Landlord may reasonably determine and such cover may extend to:

(a) a 12 month indemnity in respect of consequential loss of rent and outgoings;

(b) loss damage or destruction of any of the Landlord's fixtures fittings and chattels; or

(c) public liability.

Tenant not to Void Insurances

24.1 **THE** Tenant shall not carry on or allow upon the premises any trade or occupation or allow to be done any act or thing which:

(a) shall make void or voidable any policy of insurance on the property; or

(b) may render any increased or extra premium payable for any policy of insurance except where in circumstances in which any increased premium is payable the Tenant shall have first obtained the consent of the insurer of the premises and the Landlord and made payment to the insurer of the amount of any such increased or extra premium as may be payable but the carrying on by the Tenant in a reasonable manner of the business use or of any use to which the Landlord has consented shall be deemed not to be a breach of this clause.

In any case where in breach of this clause the Tenant has rendered any insurance less effective or void and the Landlord has suffered loss or damage thereby the Tenant shall forthwith compensate the Landlord in full for such loss or damage.

When Tenant to have benefit of Landlord's insurance

25.1 The Landlord will indemnify the Tenant for the cost of making good damage to the property or loss to the Landlord where the Tenant is obligated to pay for making good such damage or loss, to the extent that the Landlord is insured and the insurance moneys are not rendered irrecoverable in consequence of any act or default of the Tenant or those for whom the Tenant is responsible.

DAMAGE TO OR DESTRUCTION OF PREMISES

Total Destruction

26.1 **IF** the premises or any portion of the building of which the premises may form part shall be destroyed or so damaged

(a) as to render the premises untenantable then the term shall at once terminate; or

(b) in the reasonable opinion of the Landlord as to require demolition or reconstruction, then the Landlord may within 3 months of the date of damage give the Tenant 1 month written notice to terminate and a fair proportion of the rent and outgoings shall cease to be payable as from the date of damage.

Any termination pursuant to this clause shall be without prejudice to the rights of either party against the other.

Partial Destruction

27.1 IF the premises or any portion of the building of which the premises may form part shall be damaged but not so as to render the premises untenantable and:

(a) the Landlord's policy or policies of insurance shall not have been invalidated or payment of the policy moneys refused in consequence of some act or default of the Tenant; and

(b) all the necessary permits and consents shall be obtainable:

THEN the Landlord shall with all reasonable speed expend all the insurance moneys received by the Landlord in respect of such damage towards repairing such damage or reinstating the premises and/or the building but the Landlord shall not be liable to expend any sum of money greater than the amount of the insurance money received.

27.2 Any repair or reinstatement may be carried out by the Landlord using such materials and form of construction and according to such plan as the Landlord thinks fit and shall be sufficient so long as it is reasonably adequate for the Tenant's occupation and use of the premises.

27.3 Until the completion of the repairs or reinstatement a fair proportion of the rent and outgoings shall cease to be payable as from the date of damage.

27.4 If any necessary permit or consent shall not be obtainable or the insurance moneys received by the Landlord shall be inadequate for the repair or reinstatement then the term shall at once terminate but without prejudice to the rights of either party against the other.

DEFAULT

Distress

28.1 THE Landlord may distrain for rent or other moneys payable under this lease remaining unpaid 14 days after due date.

Re-entry

29.1 THE Landlord may re-enter the premises at the time or at any time thereafter:

(a) if the rent shall be in arrear 14 days after any of the rent payment dates;

(b) in case of breach by the Tenant of any covenant or agreement on the Tenant's part herein expressed or implied;

(c) if the Tenant shall make or enter into or endeavour to make or enter into any composition assignment or other arrangement with or for the benefit of the Tenant's creditors;

(d) in the event of the insolvency bankruptcy or liquidation of the Tenant; or

(e) if the Tenant shall suffer distress or execution to issue against the Tenant's property goods or effects under any judgment against the Tenant in any Court for a sum in excess of five thousand dollars ($5,000):

and the term shall terminate on such re-entry but without prejudice to the rights of either party against the other.

Essentiality of Payments

30.1 FAILURE to pay rent or other moneys payable hereunder on the due date shall be a breach going to the essence of the Tenant's obligations under the Lease. The Tenant shall compensate the Landlord and the Landlord shall be entitled to recover damages from the Tenant for such breach. Such entitlement shall subsist notwithstanding any determination of the lease and shall be in addition to any other right or remedy which the Landlord may have.

30.2 THE acceptance by the Landlord of arrears of rent or other moneys shall not constitute a waiver of the essentiality of the Tenant's continuing obligation to pay rent and other moneys.

Repudiation

31.1 THE Tenant shall compensate the Landlord and the Landlord shall be entitled to recover damages for any loss or damage suffered by reason of any acts or omissions of the Tenant constituting a repudiation of the lease or the Tenant's obligations under the lease. Such entitlement shall subsist notwithstanding any determination of the lease and shall be in addition to any other right or remedy which the Landlord may have.

REMOVAL OF TENANT'S FIXTURES, FITTINGS AND CHATTELS

32.1 **THE** Tenant may at any time before and will if required by the Landlord at the end or earlier termination of the term remove all the Tenant's fixtures fittings and chattels and make good at the Tenant's own expense all resulting damage and if not removed within 7 days after the date of termination ownership of the fixtures fittings and chattels may at the Landlord's election pass to the Landlord or the Landlord may in a proper and workmanlike manner remove the same from the premises and forward them to a refuse collection centre.

32.2 The cost of making good resulting damage and the cost of removal shall be recoverable from the Tenant and the Landlord shall not be liable to pay any compensation nor be liable for any loss suffered by the Tenant.

QUIET ENJOYMENT

33.1 **THE** Tenant paying the rent and performing and observing all the covenants and agreements herein expressed and implied shall quietly hold and enjoy the premises throughout the term without any interruption by the Landlord or any person claiming under the Landlord.

RENEWAL OF LEASE * (time being of the essence)

34.1 IF the Tenant has given to the Landlord written notice to renew the lease at least ~~3~~ 12 calendar months before the end of the term* and is not at the date of the giving of such notice in breach of this lease (including any maintenance obligations) then the Landlord will grant a new lease for a further term from the renewal date as follows:

- (a) If the renewal date is a rent review date the annual rent shall be agreed upon or failing agreement shall be determined in accordance with clauses 2.1 and 2.2 but such annual rent shall not be less than the rent payable as at the commencement date of the immediately preceding lease term;
- (b) Subject to the provisions of paragraph (a) the new lease shall be upon and subject to the covenants and agreements herein expressed and implied except that the term of this lease plus all further terms shall expire on or before the final expiry date;
- (c) The annual rent shall be subject to review during the term of the new lease on the rent review dates or if no dates are specified then after the lapse of the equivalent periods of time as are provided herein for rent reviews;
- (d) The Landlord as a condition of granting a new lease shall be entitled to have the new lease guaranteed by any guarantor who has guaranteed this lease on behalf of the Tenant who has given notice;
- (e) Pending the determination of the rent, the Tenant shall pay an interim rent in accordance with clauses 2.3 and 2.4; and
- (f) Notwithstanding anything contained in clause 34.1(e) the interim rent referred to in that clause shall not be less than the annual rent payable as at the commencement date of the immediately preceding lease term.

ASSIGNMENT OR SUBLETTING

35.1 **THE** Tenant shall not assign sublet or otherwise part with the possession of the premises or any part thereof without first obtaining the written consent of the Landlord which the Landlord shall give if the following conditions are fulfilled:

- (a) The Tenant proves to the satisfaction of the Landlord that the proposed assignee or subtenant is (and in the case of a company that the shareholders of the proposed assignee or subtenant are) respectable responsible and has the financial resources to meet the Tenant's commitments under this lease;
- (b) All rent and other moneys payable have been paid and there is not any subsisting breach of any of the Tenant's covenants;
- (c) In the case of an assignment a deed of covenant in customary form approved or prepared by the Landlord is duly executed and delivered to the Landlord;
- (d) In the case of an assignment to a company (other than a company listed on the main board of a public stock exchange) a deed of guarantee in customary form approved or prepared by the Landlord is duly executed by the principal shareholders of that company and delivered to the Landlord; and

(e) The Tenant pays the Landlord's proper costs and disbursements in respect of the approval and the preparation of any deed of covenant or guarantee and (if appropriate) all fees and charges payable in respect of any reasonable inquiries made by or on behalf of the Landlord concerning any proposed assignee subtenant or guarantor. All such costs shall be payable whether or not the assignment or subletting proceeds.

35.2 **WHERE** the Landlord consents to a subletting the consent shall extend only to the subletting and notwithstanding anything contained or implied in the sublease the consent shall not permit any subtenant to deal with the sublease in any way in which the Tenant is restrained from dealing without consent.

35.3 **ANY** assignment or subletting of the type or in the manner referred to in Section 109 (2) of the Property Law Act 1952 shall be a breach of the provisions of this lease.

35.4 **WHERE** any Tenant is a company which is not listed on the main board of a public stock exchange then any change in the legal or beneficial ownership of its shares or issue of new capital whereby in either case there is a change in the effective management or control of the company is deemed to be an assignment of this lease.

UNIT TITLE COVENANTS

Body Corporate

36.1 **THE** expression "Body Corporate" means the Body Corporate incorporated under the Unit Titles Act 1972 ("the Act") in respect of the property.

Act and Rules Paramount

36.2 **THIS** lease shall be subject to the provisions of the rules of the Body Corporate and the provisions of the Act.

Insurance

36.3 **THE** Landlord's obligation to insure the building shall be satisfied by the Body Corporate maintaining the same insurance covers in accordance with the Act.

Indemnity

36.4 **THE** Tenant's obligation to indemnify the Landlord as herein expressed is extended to include the Body Corporate but only to the extent that the Body Corporate is not fully indemnified under any policy of insurance.

Landlord's Obligations

36.5 **THE** Landlord shall observe and perform all of the Landlord's obligations as a member of the Body Corporate and shall use the Landlord's best endeavours to ensure that the Body Corporate complies with its rules and the provisions of the Act.

Consents

36.6 **WHERE** in this lease the consent of the Landlord is required in respect of any matter then the like consent of the Body Corporate shall also be required if the consent of the Body Corporate to any such matter would be necessary under its rules or the Act.

Carparks

37.1 **THE** Tenant shall have the right to exclusive possession of the leased carparks, but when any carpark is not being used by the Tenant other persons shall be entitled to pass over the same.

37.2 **THE** Landlord may carry out repairs to the carparks and no abatement of rent or other compensation shall be claimed by the Tenant except pursuant to clauses 26.1 or 27.

37.3 **THE** Tenant shall comply with the Landlord's reasonable requirements relating to the use of the carparks and access thereto and in particular shall only use the car parks for the parking of one car per parking space.

37.4 **THE** provisions of the Second Schedule shall apply to the car parks as appropriate.

GENERAL

Holding Over

38.1 **IF** the Landlord permits the Tenant to remain in occupation of the premises after the expiration or sooner determination of the term, such occupation shall be a monthly tenancy only terminable by one month's written notice at the rent then payable and otherwise on the same covenants and agreements (so far as applicable to a monthly tenancy) as herein expressed or implied.

Access for Re-Letting or Sale

39.1 **THE** Tenant will during the term permit the Landlord, the Landlord's representatives and prospective tenants or purchasers to have access to inspect the premises provided that:

(a) any such inspection is at a time which is reasonably convenient to the Tenant;
(b) is conducted in a manner which does not cause disruption to the Tenant; and
(c) if the Landlord or the Landlord's representatives are not present the persons inspecting have written authority from the Landlord to do so.

Suitability

40.1 **NO** warranty or representation expressed or implied has been or is made by the Landlord that the premises are now suitable or will remain suitable or adequate for use by the Tenant or that any use of the premises by the Tenant will comply with the by-laws or ordinances or other requirements of any authority having jurisdiction.

Affirmation

41.1 A party to this lease shall not be entitled to cancel this lease if, with full knowledge of any repudiation or misrepresentation or breach of covenant, that party affirmed this lease.

Waiver

42.1 **NO** waiver or failure to act by either party in respect of any breach by the other shall operate as a waiver of another breach.

Land Transfer Title or Mortgagee's consent

43.1 **THE** Landlord shall not be required to do any act or thing to enable this lease to be registered or be required to obtain the consent of any mortgagee of the property and the Tenant will not register a caveat in respect of the Tenant's interest hereunder.

Notices

44.1 **ALL** notices must be in writing and must be served by one of the following means:
(a) In the case of a notice given under Section 118 of the Property Law Act 1952 in the manner prescribed by Section 152 of that Act; and
(b) In all other cases by personal delivery, or by posting by registered or ordinary mail, or by facsimile, ~~or by e-mail.~~

44.2 In respect of the means of service specified in clause 44.1(b), a notice is deemed to have been served:
(a) in the case of personal delivery, when received by the addressee;
(b) in the case of posting by mail, on the second working day following the date of posting to the addressee's last known address in New Zealand;
(c) in the case of facsimile transmission, when sent to the addressee's facsimile number; or
~~(d) in the case of e-mail, when acknowledged by the addressee by return e-mail or otherwise in writing.~~

44.3 In the case of a notice to be served on the Tenant, if the Landlord is unaware of the Tenant's last known address in New Zealand or the Tenant's facsimile number, any notice placed conspicuously on any part of the premises shall be deemed to have been served on the Tenant on the day on which it is affixed.

44.4 A notice shall be valid if given by any director, general manager, solicitor or other authorised representative of the party giving the notice.

44.5 For the purposes of this clause a working day means any day on which registered banks are open in the province where the property is situated, other than a Saturday or Sunday. Notices served after 5pm on a working day, or on a day which is not a working day, shall be deemed to have been served on the next succeeding working day.

Arbitration

45.1 UNLESS any dispute or difference is resolved by mediation or other agreement, the same shall be submitted to the arbitration of one arbitrator who shall conduct the arbitral proceedings in accordance with the Arbitration Act 1996 and any amendment thereof or any other statutory provision then relating to arbitration.

45.2 IF the parties are unable to agree on the arbitrator, an arbitrator shall be appointed, upon request of any party, by the President or Vice President for the time being of the District Law Society of the district within which the premises are situated. That appointment shall be binding on all parties to the arbitration and shall be subject to no appeal. The provisions of Article 11 of the First Schedule of the Arbitration Act 1996 are to be read subject hereto and varied accordingly.

45.3 THE procedures prescribed in this clause shall not prevent the Landlord from taking proceedings for the recovery of any rent or other monies payable hereunder which remain unpaid or from exercising the rights and remedies in the event of such default prescribed in clauses 28.1 and 29.1 hereof.

Interpretation

46.1 IN this lease:

(a) "the Landlord" and "the Tenant" means where appropriate the executors, administrators, successors and permitted assigns of the Landlord and the Tenant;

(b) "the property" and "the building" mean the land and building(s) of the Landlord which comprise or contain the premises. Where the premises are part of a unit title development the words "the property" mean the land and building(s) comprised in the development;

(c) "the common areas" means those parts of the property the use of which is necessary for the enjoyment of the premises and which is shared with other tenants and occupiers;

(d) "GST" means the Goods and Services Tax;

(e) "structural repair, alteration or addition" means a repair, alteration or addition to the structure or fabric of the building but excluding building services;

(f) "renewal" means the granting of a new lease as provided for in clause 34.1;

(g) Whenever words appear in this lease that also appear in the First Schedule then those words shall mean and include the details supplied after them in the First Schedule;

(h) Where the context requires or admits, words importing the singular shall import the plural and vice versa;

(i) "those for whom the Tenant is responsible" includes the Tenant's agents employees contractors or invitees.

BENDON – 8 AIRPARK DRIVE
GENERIC SITE PLAN

FOR BUILDING INSPECTION PURPOSES ONLY



MONTGOMERIE ROAD
GEORGE BOLT MEMORIA
SAMPLE MAKING ROOM
WAREHOUSE OFFICE
mezzanine
HEAD OFFICE
DRIVE THROUGH WAREHOUSE
WAREHOUSE
OFFICE EXTENSION
8 AIRPARK DRIVE

1 LADING PLAN
1:250 AT A1


Under Stairs
2.2m²
Unusable
Previous internal wall shown on Plan G3366-BM1
(internal face of external wall and internal faces of glass)
Toilet 2
10m²
Toilet 1
8.7m²
Centre line of partition walls
Previous internal wall shown on Plan G3366-BM1
(internal face of external wall and internal faces of glass)
Internal faces of external walls and internal faces of glass
Door
Office Extension
593.7 m²
Internal faces of external walls
Internal faces of external walls and internal faces of glass
Internal faces of external walls

Area Schedule

Office	593.7m²
Toilet 1	8.7m²
Toilet 2	10m²
Under Stairs	2.2m²
Total Rentable Tenancy	614.6m²
Columns	0.02m²

Surveyed in accordance with the Method of Measurements in the Guide for the Measurement of Rentable Areas published by BOMA/PLEINZ in September 1981(1996, 2006 revisions).

For the Rentable Areas, measurements have been taken to the internal faces of external walls, internal faces of glass and the centrelines of partition walls between separately identified areas. Areas occupied by columns are included in the rentable area and identified by separate total area for comparison purposes. (Method 1: Office Accommodation)

▨ Columns and other unusable rentable areas have been shown hatched.

I, Steven James Green, Licensed Cadastral Surveyor, hereby certify that a survey to determine the rentable area has been carried out by me or under my direction and that the areas and measurements shown hereon are correct.

__________________ /___/___

CKL Surveying and Planning
Land & Engineering Surveyors
Resource Management Planners
Land Development Consultants
Members of the Consulting Surveyors of N.Z.
8 Manukau Road Newmarket P.O. Box 99 463 Newmarket Ph (09) 524 7029 Fax (09) 524 7032 E-mail office@ckl.co.nz
Auckland Hamilton Te Awamutu Wanaka

Tenancy Lease Plan
Bendon Headquarters Office Extension

PREPARED FOR: Pacific Retail Properties, 8 Airpark Drive, Mangere

SCALE: 1:150 (A3 ORIGINAL)

DATE: March 2007
COMP No.
DRAWN: AJL
CHKD: SJG

G3366-BM2
SHEET 3 OF 4



External face of external wall
External face of external wall
Centrelines of partition walls
Pump Room
34.1m²
Centrelines of partition walls
Toilets
27.6m²
Centrelines of partition walls
Cleaners Cupboard
1.5m²
Office
155.6m²
Centrelines of partition walls
Locker Room
12.4m²
Centrelines of partition walls
Centrelines of partition walls
Centrelines of partition walls
Entrance
6.1m²
Centrelines of partition walls
Centrelines of partition walls
External face of external wall
External face of external wall
External face of external wall
External face of external wall
Centrelines of partition walls
Centrelines of partition walls
Centrelines of partition walls
Store Cupboard
1.1m²

Ground Floor Plan

Area Schedule

Office	155.6m²
Entrance	6.1m²
Locker Room	12.4m²
Store Cupboard	1.1m²
Cleaners Cupboard	1.5m²
Toilets	27.6m²
Pump Room	34.1m²

Total Rentable Tenancy 238.4m²

Surveyed in accordance with the Method of Measurements in the Guide for the Measurement of Rentable Areas published by BOMA/PLEINZ in September 1981 (1996, 2006 revisions).

For the Rentable Area, measurments have been taken to the external faces of the external walls and the centrelines of partition walls between separately identified areas. (Method 4: Industrial Type Premises.

I, Steven James Green, Licensed Cadastral Surveyor, hereby certify that a survey to determine the rentable area has been carried out by me or under my direction and that the areas and measurements shown hereon are correct.

____________________/___/___

CKL Surveying and Planning
Land & Engineering Surveyors
Resource Management Planners
Land Development Consultants
Members of the Consulting Surveyors of N.Z.
8 Manukau Road Newmarket P.O. Box 99 463 Newmarket Ph (09) 524 7029 Fax (09) 524 7032 E-Mail office@akl.ckl.co.nz
AUCKLAND HAMILTON TE AWAMUTU WANAKA

Tenancy Lease Plan
Bendon Headquarters - Office/Amenities

PREPARED FOR
Pacific Retail Properties
8 Airpark Drive
Mangere

SCALE 1:100 (A3 ORIGINAL)

DATE March 2007
COMP No.
DRAWN AJL
CHKD SJG

G3366-BM2
SHEET 4 OF 4



External faces of external walls
External faces of external walls
External faces of external walls
Office
188.1m²
External face of balustrade
External face of balustrade extended
Centreline of partition wall
Stairs
13.3m²
Service Duct
Centreline of partition wall

First Floor Plan

Area Schedule

Office	188.1 m²
Stairs	13.3m²
Total Rentable Tenancy	201.4m²
Structures not included: Service Duct	0.1 m²

Surveyed in accordance with the Method of Measurements in the Guide for the Measurement of Rentable Areas published by BOMA/PLEINZ in September 1981 (1996, 2006 revisions).

For The Rentable Area, measurements have been taken to the external faces of external walls, centrelines of partition walls between separately identified areas and the external faces of balustrades. (Method 4: Industrial Type Premises).

Service Ducts and other unusable rentable areas have been shown hatched and shown in the Area Schedule.

I, Steven James Green, Licensed Cadastral Surveyor, hereby certify that a survey to determine the rentable area has been carried out by me or under my direction and that the areas and measurements shown hereon are correct.

______________________ /___/___

CKL Surveying and Planning
Land & Engineering Surveyors
Resource Management Planners
Land Development Consultants
Members of the Consulting Surveyors of N.Z.
8 MANUKAU ROAD NEWMARKET P.O. BOX 99 463 NEWMARKET Ph (09) 524 7029 Fax (09) 524 7032 E-MAIL office@ckl.co.nz
AUCKLAND HAMILTON TE AWAMUTU WANAKA

Tenancy Lease Areas
Bendon Headquarters - Office First Floor

PREPARED FOR
Pacific Retail Properties
8 Airpark Drive
Mangere

SCALE 1:100 (A3 ORIGINAL)

DATE March 2007
COMP No.
DRAWN AJL
CHKD SJG


Mezzanine Plan
Centrelines of walls
Storage
32.1m²
Centrelines of walls
IT
26.3m²
Centrelines of walls
Stairs
Internal face of external wall
Landing
2.7m²
Entry
Internal faces of glass
Extension of face of counter
Internal faces of external wall and internal face of glass
Kitchen & Toilets 1
62.6m²
Centreline of partition wall
Centrelines of partition walls
Unusable
Internal faces of external walls and internal faces of glass
Office
1476.1m²
Centrelines of partition walls
Kitchen & Toilet 2
14.5m²
Kitchen 2
Toilet 2
Centrelines of partition walls
Electrical
Centrelines of partition walls and glass
Sample Making
240.2m²
Internal faces of external wall and internal faces of glass
Internal faces of external walls and internal faces of glass
Internal faces of external walls and internal faces of glass

Area Schedule

Office	1476.1m²
Sample Making	240.2m²
Kitchen & Toilets 1	62.6m²
Kitchen & Toilet 2	14.5m²
Storage	32.1m²
IT	26.3m²
Landing	2.7m²
Total Rentable Tenancy	1854.5m²
Columns, etc	0.1m²

Surveyed in accordance with the Method of Measurements in the Guide for the Measurement of Rentable Areas published by BOMA/PLEINZ in September 1981 (1996 revision).

For the Rentable Area, measurements have been taken to the internal faces of external walls, internal faces of glass and the centrelines of partition walls between separately identified areas. Areas occupied by columns are included in the rentable area and identified by separate total area for comparison purposes. (Method 1: Office Accommodation).

☐ Columns and other unusable rentable areas have been shown hatched.

I, Gerald Joe Donn, Licensed Cadastral Surveyor, hereby certify that a survey to determine the rentable area has been carried out by me or under my direction and that the areas and measurements shown hereon are correct.

_______________ / /

CKL Surveying and Planning

Land & Engineering Surveyors
Resource Management Planners
Land Development Consultants
Members of the Consulting Surveyors of N.Z.

AUCKLAND HAMILTON TE AWAMUTU WANAKA

PREPARED FOR: Pacific Retail Properties, 8 Airpark Drive, Mangere		SCALE 1:200 (A3 ORIGINAL)
DATE May 2005	DRAWN GJD	
COMP No 0086	CHKD GJD	

G3366-BM3
SHEET 1 OF 1



Edge Of Concrete
Edge Of Concrete
COURTYARD 1
34.4m²
Exposed Aggregate Concrete
External face of external wall
External face of external wall
External Face of Galvanised Fence & Gate
Edge Of Concrete
External face of external wall
COURTYARD 2
118.3m²
Exposed Aggregate Concrete
Conc. Surround
Steel Beam
External face of external wall

Area Schedule

Courtyard 1:	34.4 m^2
Courtyard 2:	118.3 m^2
Total Rentable Tenancy:	152.7m^2

Surveyed in accordance with the Method of Measurements in the Guide for the Measurement of Rentable Areas published by BOMA/PLEINZ in September 1981 (1996, 2006 revisions).

For The Rentable Area, measurements have been taken to the external faces of external walls, centrelines of partition walls between separately identified areas and the external faces of balustrades. (Method 4: Industrial Type Premises).

Service Ducts and other unusable rentable areas have been shown hatched and shown in the Area Schedule.

I, Steven James Green, Licensed Cadastral Surveyor, hereby certify that a survey to determine the rentable area has been carried out by me or under my direction and that the areas and measurements shown hereon are correct.

________________ /___/___

CKL Surveying and Planning
Setting New Bounds
Land & Engineering Surveyors
Resource Management Planners
Land Development Consultants
Members of the Consulting Surveyors of N.Z.
6 MAHUKAU ROAD NEWMARKET P.O. BOX 99 463 NEWMARKET Ph (09) 524 7029 Fax (09) 524 7032 E-MAIL office@ckl.co.nz
AUCKLAND HAMILTON TE AWAMUTU WANAKA

TENANCY LEASE AREAS
BENDON HEADQUARTERS - COURTYARDS

PREPARED FOR
Pacific Retail Properties
PO Box 91141 Auckland

SCALE 1:100 (A3 ORIGINAL)

DATE October 2007 | DRAWN CB
COMP No. CB | CHKD SG


External face of external wall
External face of overhanging roof
Drive Through Warehouse
1345.2m²
External face of overhanging roof
External face of external wall
Centrelines of partition walls
Centrelines of partition walls
Warehouse
5541.9m²
Mezzanine
1757 1m²
Centrelines of partition walls
External face of external wall
External face of external wall
External face of external wall
Centrelines of partition walls
External face of external wall

Area Schedule

Warehouse	5541.9m²
Drive Through Warehouse	1345.2m²
Mezzanine	1757.1m²

Total Rentable Tenancy 8644.2m²

Surveyed in accordance with the Method of Measurements in the Guide for the Measurement of Rentable Areas published by BOMA/PLEIN7 in September 1981 (1996, 2006 Revisions).

For the Rentable Area, measurements have been taken to the external faces of external walls and centrelines of partition walls between separately defined areas and the external faces of balustrades for the Mezzanine. (Method 4: Industrial Type Premises).

I, Steven James Green, Licensed Cadastral Surveyor, hereby certify that a survey to determine the rentable area has been carried out by me or under my direction and that the areas and measurements shown hereon are correct.

__________________ /__/__

CKL Surveying and Planning
Land & Engineering Surveyors
Resource Management Planners
Land Development Consultants
Members of the Consulting Surveyors of N.Z.
8 Manukau Road Newmarket P.O. Box 99 463 Newmarket Ph (09) 524 7029 Fax (09) 524 7032 E-Mail office@ckl.co.nz
AUCKLAND HAMILTON TE AWAMUTU WANAKA

Tenancy Lease Plan
Bendon Headquarters
Warehouse & Drive Through Warehouse

PREPARED FOR	Pacific Retail Properties, 8 Airpark Drive, Mangere
SCALE	1:400 (AT ORIGINAL)
DATE	March 2007
DRAWN	AJL
COMP No.	
CHKD	SJC

THIRD SCHEDULE

SCHEDULE OF AMENDMENTS TO AUCKLAND DISTRICT LAW SOCIETY FORM OF DEED OF LEASE - FOURTH EDITION 2002 (2)

Clause 1 Rent

Add a new clause 1.2 as follows:

> *"The Tenant shall pay a fitout rent in respect of those Landlord's Fixtures and Fittings (set out in the Schedule of Landlord's and Fixtures and Fittings under the heading "Landlord's Fixtures and Fittings - Fitout Rent applies" annexed as the Fifth Schedule of the Lease of **$33,905.20** plus GST) by equal monthly instalments in advance during the initial 8 year 6 month term of the Lease. The fitout rent shall be paid at the same time and in the same manner as the Rent is payable. There shall be no review of the fitout rent during the initial 8 year 6 month term of the Lease and during the initial 8 year 6 month term of the Lease the Landlord's Fixtures and Fittings to which the fitout rent applies shall be disregarded for the purposes of rent reviews for the Premises."*

Clause 2 Rent Review:

Add a new clause 2.1A as follows:

"(a) *In this clause, unless the context otherwise requires:*

CPI means the Consumer Price Index (All Groups) as published by Statistics New Zealand (or any successor organisation) on a quarterly basis. If that index ceases to be published on a quarterly basis or if the basis of calculation of the index is fundamentally changed then CPI will mean an index on which the parties agree or, failing agreement, as may be determined by an independent expert with the appropriate qualifications and expertise appointed by the President for the time being of the New Zealand Society of Accountants;

(b) *The rent payable under this lease shall be increased on each review date to be the greater of:*

(i) *the current market rent as at the relevant review date agreed or assessed in accordance with clauses 2.1 and 2.2; and*

(ii) *an amount "d" expressed as a yearly rent and calculated as follows:*

$$d = a \ x \left((b / c) + .01 \right)$$

where:

a = the rent payable by the Tenant for the 12 months prior to the relevant review date;

b = the CPI figure most recently published prior to the relevant review date;

c = the CPI figure most recently published prior to the Commencement Date or the immediately prior rent review date, whichever is the later."

Add a new Clause 2.5 as follows:

> *"For the purposes of this clause 2, the rental assessment shall exclude the value of any additions, improvements, fixtures and fittings (including signage erected on the building) paid for or owned by the Tenant."*

Clause 19.1 Signage

Add a new clause 19.2 as follows:

> *"Notwithstanding the provisions of clause 19.1 but subject to clause 47 and the requirements of the local authority having jurisdiction in respect of the premises, for so long as Bendon Limited (or a related company as defined in the Companies Act 1993) is the Tenant under this Lease, the Tenant shall be entitled to affix to or paint on any part of the exterior of the building:*
>
> *(a) signage that is the same or similar to the corporate livery of Bendon Limited from time to time; and*
>
> *(b) advertising materials and promotional billboards that are advertising products sold by Bendon Limited from time to time.*
>
> *The second sentence to clause 19.1 shall apply to any signage erected pursuant to this clause."*

Clause 34 Renewal of Lease

Delete clause 34.1(a) and replace with the following:

> *"If the renewal date is a rent review date the annual rent shall be agreed upon or failing agreement shall be determined in accordance with clauses 2.1A, 2.1 and 2.2 but such annual rent shall not be less than the annual rent payable as at the commencement date of the initial lease term and shall not be greater than an amount equal to the annual rent payable during the 12 month period immediately preceding the relevant renewal date plus 15% of that prior annual rent."*

Clause 35 Assignment or Subletting

Add a new clause 35.5 as follows:

> *"Any transfer or assignment of this lease to a related company of the Tenant (as that term is defined in the Companies Act 1993) shall not be an assignment to which the Landlord's consent is required"*

Clause 47 Tenant to comply with Rules of the Airpark Business Centre

Add a new Clause 47 as follows:

> *"The Tenant shall comply with the Rules of the Airpark Business Centre Association, a copy of which has been provided to the Tenant (which the Tenant hereby acknowledges it has received)."*

FOURTH
~~THIRD~~ SCHEDULE

GUARANTEE

IN CONSIDERATION of the Landlord entering into the lease at the Guarantor's request the Guarantor:

(a) guarantees payment of the rent and the performance by the Tenant of the covenants in the lease, and

(b) indemnifies the Landlord against any loss the Landlord might suffer should the lease be lawfully disclaimed or abandoned by any liquidator, receiver or other person.

THE GUARANTOR covenants with the Landlord that:

1. **NO** release delay or other indulgence given by the Landlord to the Tenant or to the Tenant's successors or assigns or any other thing whereby the Guarantor would have been released had the Guarantor been merely a surety shall release prejudice or affect the liability of the Guarantor as a guarantor or as indemnifier.
2. **AS** between the Guarantor and the Landlord the Guarantor may for all purposes be treated as the Tenant and the Landlord shall be under no obligation to take proceedings against the Tenant before taking proceedings against the Guarantor.
3. **THE** guarantee is for the benefit of and may be enforced by any person entitled for the time being to receive the rent.
4. **AN** assignment of the lease and any rent review in accordance with the lease shall not release the Guarantor from liability.
5. **SHOULD** there be more than one Guarantor their liability under this guarantee shall be joint and several.
6. **THE** Guarantee shall extend to any holding over by the Tenant.

FIFTH SCHEDULE

LANDLORD'S FIXTURES AND FITTINGS

THROUGHOUT
All suspended ceilings and flush ceiling finishes
All air-conditioning
All open plan and specialist lighting
All cable trays
All electrical reticulation to the point of Tenant equipment connection
All floor coverings, including carpets, vinyl and polished concrete finishes
Card reader access control system

SPECIFIC AREAS
1. Office
All partitions between cafeteria / reception / meeting rooms and those within the Office and Sample Room
All meeting room sliding doors and associated joinery
All bathroom fixtures and fittings excluding service provider dispensers.
All specialist lighting and open plan lighting mounted on cable tray
Specialist light fittings mounted within suspended ceiling
Small kitchenette and toilet within the office adjacent to the Sample Room
Cabinetry to photocopier room within open plan office

2. Sample Room
High lux lighting throughout sample room in suspended ceiling

3. Office Reception and Cafeteria
Kitchen and associated cabinetry and laser under bench water boiler
Reception counter and dividing wall behind reception and proprietary pigeon hole unit and bench

4. Warehouse
Electrical services to point of connection with Tenant equipment (excluding those associated with Tenant Plant and Machinery)
Specialist fluorescent lighting, daylight sensors and associated cable tray
Fire sprinkler system
Mezzanine floor, handrails and associated lighting, electrical and sprinkler services
Forklift battery charging points
Roller doors and security grilles

5. Warehouse Office
Partitions
Specialist light fittings
Kitchenette and associated cabinetry and wall mounted laser boiler unit
All bathroom fixtures and fittings excluding service provider dispensers

6. Other
Exterior lighting to courtyards
Exterior security lights mounted to the Southern wall of warehouse and office
Dual 100mm ducts to provide for fibre optic link between Office Mezzanine computer room and Warehouse Office
Security gates to front and rear of driveway
Carpark security and pole mounted lighting
Electrical Transformers to Warehouse

LANDLORD'S FIXTURES AND FITTINGS - FITOUT RENT APPLIES

(Subject to the fitout rent pursuant to clause 1.2 of this lease)

SPECIFIC AREAS

1. Office

Data cabling throughout office
Security Alarm system

2. Sample Room

Mechanical extraction system to South East corner of Sample Room

3. Office Reception and Cafeteria

Wall mounted display units depicting Tenants history and associated lighting
Curtains and specialist picture frames
Data cabling throughout Office Reception and associated meeting rooms
General and specialist light fittings, including spotlights
Curtains and mounting track

4. Warehouse

Roof mounted fans and extract above Mezzanine

5. Warehouse Office

Data cabling throughout office and amenities

6. Other

Exterior spotlights to signage
Billboard subframe to Eastern and Southern Elevation of Office
Fibre Optic cable between Warehouse Office and Office Mezzanine computer room

TENANTS FIXTURES AND FITTINGS

THROUGHOUT
All signage (excluding emergency egress signage) and lifestyle graphics
Freestanding vending machines
All loose furniture, desking and screens
All projection equipment
All appliances
All floor rugs
Whiteboards to meeting rooms and offices
Roller blinds to internal and external windows

SPECIFIC AREAS

1. Office
Proprietary racking to storage room and mezzanine storage
Specialist frosting to meeting room joinery
Lundia storage unit
Built in desking and wall mounted storage cabinets to offices

2. Sample Room
Moulding machines and all sample making machinery and equipment

3. Office Reception and Cafeteria
Fridge, coffee machine and associated kitchen appliances
Chandelier to design room
Wall mount display units to East of reception

4. Warehouse
Racking to warehouse and warehouse mezzanine
Conveyor systems
Carousels and materials handling equipment
All Plant and Machinery associated with Tenants operations not listed in Landlords Fixtures and Fittings
Data cabling
All CCTV
Safety cages to Mezzanine forklift access points
Electrical guidance wires within warehouse slab (which are specifically excluded from any make good obligations the Tenant may have at lease expiry or determination)

5. Warehouse Office
Fridge, coffee machine and associated kitchen appliances
All CCTV
Wall mounted eye recognition scanner
Lockers

6. Other
Freestanding sign to Airpark Drive and Montgomerie Road entrances
Outdoor furniture

BENDON – 8 Airpark Drive, Mangere, Auckland
General Photos as at October 2007



Warehouse Office Level 1



Head Office Reception

BENDON – 8 Airpark Drive, Mangere, Auckland
General Photos as at October 2007


Head Office Meeting Rooms


Head Office Cafeteria

BENDON – 8 Airpark Drive, Mangere, Auckland
General Photos as at October 2007



Head Office Kitchen



Head Office Open Plan Offices

BENDON – 8 Airpark Drive, Mangere, Auckland
General Photos as at October 2007



Head Office Executive Offices adjoining Open Plan



Head Office Front Entrance

BENDON – 8 Airpark Drive, Mangere, Auckland
General Photos as at October 2007



Head Office Carpark



Warehouse Office Entrance

BENDON – 8 Airpark Drive, Mangere, Auckland
General Photos as at October 2007


EXIT

Warehouse Office Ground Floor



Warehouse Office Kitchenette

BENDON – 8 Airpark Drive, Mangere, Auckland
General Photos as at October 2007



Warehouse



Warehouse Battery Charging Equipment

BENDON – 8 Airpark Drive, Mangere, Auckland
General Photos as at October 2007



Warehouse Office Level 1

Dated ______________________________

Between

BENDON PROPERTIES LIMITED

Landlord

and

BENDON LIMITED

Tenant



DEED OF LEASE

Landlord's solicitor:

Chapman Tripp Sheffield Young
Solicitors
AUCKLAND